Exhibit 21.1

List of Subsidiaries

Hercules Technology SBIC Management, LLC

Hercules Technology II, L.P.

Hercules Technology III, L.P.

Hercules Technology IV, L.P.

Hercules Technology Management Co II Inc.

Hercules Technology Management Co III Inc.

Hercules Technology Management Co V Inc.

Hercules Funding II, LLC

Hydra Ventures LLC

Hercules Technology I, LLC

Hercules Technology II, LLC

Hercules Capital Funding Trust 2012-1

Hercules Capital Funding 2012-1 LLC

Hercules Capital Funding Trust 2014-1

Hercules Capital Funding 2014-1 LLC

Achilles Technology Management Co., Inc.